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                                                                       Exhibit 5



                        REINHART BOERNER VAN DEUREN s.c.
                             1000 North Water Street
                               Milwaukee, WI 53202

                                February 22, 2002

Racing Champions Corporation
800 Roosevelt Road
Building C, Suite 320
Glen Ellyn, IL 60137

Gentlemen:                            Re:    Registration Statement on Form S-3

         We have acted as counsel for Racing Champions Corporation, a Delaware corporation (the "Company"), in connection with the offering by the Company to the public of 1,500,00 shares of the Company's common stock (the "Primary Shares") and the offering by certain selling stockholders to the public of up to 3,675,000 shares of the Company's common stock (the "Secondary Shares" and, collectively with the Primary Shares, the "Shares"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act").

         In such capacity, we have examined, among other documents, the Registration Statement (the "Registration Statement") on Form S-3 filed by the Company with the Securities and Exchange Commission on the date hereof or shortly hereafter, including the prospectus contained therein, covering the public offering of the Shares. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares have been legally and validly authorized under the Certificate of Incorporation of the Company and the laws of the State of Delaware and the Secondary Shares are, and the Primary Shares, when issued and paid for in accordance with the descriptions set forth in the Registration Statement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the laws of the State of Delaware.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do



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Racing Champions Corporation
February 22, 2002
Page 2

not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.


                                  Yours very truly,

                                  REINHART BOERNER VAN DEUREN
                                                         s.c.

                                  BY          /s/ James M. Bedore
                                    ------------------------------------------
                                                  James M. Bedore